CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the references to our firm under the captions "Financial Highlights" in the Cash Management Money Market Portfolio (one of the series constituting Lehman Brothers Institutional Liquidity Cash Management Funds) Prospectus, and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Lehman Brothers Institutional Liquidity Cash Management Funds' Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement (Form N-1A, No. 811-21648) of our report dated May 14, 2008, on the financial statements and financial highlights of Cash Management Money Market Portfolio, included in the March 31, 2008 Annual Report to Shareholders of Lehman Brothers Institutional Liquidity Cash Management Funds, and to the incorporation by reference of our report dated May 14, 2008 on the financial statements and financial highlights of Money Market Master Series (one of the series constituting Institutional Liquidity Trust), included in the March 31, 2008 Annual Report to Shareholders of Lehman Brothers Institutional Liquidity Cash Management Funds.


                                        /s/ Ernst & Young LLP
                                        ----------------------------


Boston, Massachusetts
July 28, 2008